                                                                      EXHIBIT 99


TOWER FINANCIAL CORPORATION REPORTS FIRST QUARTER 2004
NET INCOME OF $0.48 MILLION, OR $0.12 PER DILUTED SHARE

FORT WAYNE, INDIANA - APRIL 29, 2004 - TOWER FINANCIAL CORPORATION (NASDAQ:
TOFC) today announced first quarter 2004 net income of $0.48 million compared to $0.185 million for the prior-year period, an increase of 159.5 percent. Fully diluted earnings per share were $0.12 compared to $0.05 for last year, a 140.0 percent increase. The increase primarily reflects strong growth in net interest income and a lower provision for loan losses.

Donald F. Schenkel, Chairman and Chief Executive Officer, commented, "As we enter our sixth year of operations, I am pleased to report that Tower Bank continues to expand its market share through consistent loan and deposit growth, despite prolonged weakness in our local economy. We have become an integral part of the Fort Wayne community, serving clients who prefer to do business with a bank created expressly for them. Our presence in greater Fort Wayne took a significant step forward with the opening of our Waynedale office in January. By the end of first quarter, we already have deposits of $5.4 million at that branch.

"Earnings have rebounded from first quarter last year from a combination of strong revenue growth and the progress we made throughout 2003 to resolve the unauthorized mortgage loan activity which we discovered a year ago. The loss provision and associated expenses have declined substantially from the year-ago quarter. Recovery efforts are still in progress. There have been no new discoveries or material expenses taken in respect of this situation for the past nine months, except for ongoing expenses associated with the defense of our claim.

"Our wealth services group continues to expand. Trust assets under management are up 38.7 percent over last year's first quarter, reflecting new accounts attracted by our highly personalized approach as well as improved performance in the stock market. Near term, we plan to combine private banking services with investment management and trust to deliver the integrated advisory approach best suited to our clients' needs."

Total revenue, consisting of net interest income and non-interest income, was $4.1 million for the first quarter of 2004, an increase of 8.1 percent over the $3.8 million reported in the prior-year period. Net interest income grew 20.3 percent to $3.3 million, reflecting a 15.5 percent increase in average earning assets and a 13 basis point increase in the net interest margin to 3.17 percent; the previous quarter's margin was 3.03 percent. Mr. Schenkel noted, "We successfully stabilized our margin throughout 2003 within a narrow band and have seen improvements in 2004. During the first quarter of this year, we additionally benefited from certain deferred fees that provided a one-time contribution. We continue to position for a rise in interest rates which should have a favorable impact on our margin going forward."

Non-interest income was $788,000 for the first quarter of 2004, compared to $1,038,000 for the prior-year period. Excluding securities gains, non-interest income was $786,000 this quarter compared to $847,000 a year ago. The decline reflected a 56.3 percent market-related decrease in mortgage loan origination fees partially offset by a 14.3 percent increase in trust fees. According to Mr. Schenkel, Tower added 103 new accounts over the past twelve months, achieving a
28.7 percent annual growth rate; assets under management now total $327 million.

Non-interest expense for the first quarter of 2004 was $2.8 million, a 6.9 percent increase over the $2.6 million reported for the first quarter of 2003. The 20.4 percent increase in salaries and benefits reflect an additional 16 percent in FTE employees as part of our expansion activities throughout the past twelve months. Excluding personnel expenses, non-interest expenses declined 5.8 percent, largely reflecting a $337,000, or 64.9 percent, decline in other expenses. The $275,000 charge with respect to the unauthorized mortgage activities taken in the first quarter of 2003 accounted for the majority of the 2004 improvement in other expenses relative to the prior year. The Company's $136,000, or 256.4 percent, increase in marketing expense reflect timing differences for annual report costs, as well as the introduction of a new product that further positions Tower as the bank of choice for clients with investible assets in the Fort Wayne area.

Mr. Schenkel added that asset quality is sound with charge-off levels declining relative to fourth and first quarters of 2003; nevertheless, economic conditions continue to challenge the commercial sector. For the first quarter of 2004, annualized net charge-offs were $391,000, or 0.42 percent, of average loans compared to $719,000, or 0.77 percent, and $512,000, or 0.62 percent, in the fourth and first quarters, respectively, of 2003. Non-performing loans at March 31, 2004 were $2.1 million, or 0.55 percent of total loans, compared to $1.5 million, or 0.43 percent, twelve months ago. Tower's allowance for loan losses was 1.40 percent of period-end loans.

Assets reached $446.1 million at March 31, 2004, a 12.2 percent increase over the $397.4 million reported twelve months ago. Loans outstanding grew by $42.4 million, or 12.4 percent, reaching $382.9 million at March 31, 2004. Loan growth was funded primarily by a $36.9 million, or 11.0 percent, increase in deposits to $371.0 million. The opening of the Waynedale branch as well as the introduction of a new deposit product contributed to this improvement. Mr. Schenkel noted that Tower's new product, "Something Perfect," targets the `high-end saver,' and has attracted over $6 million in deposits during its initial product launch.

Shareholders' equity was $41.6 million at March 31, 2004, an increase of 6.1 percent from the $39.2 million at March 31, 2003. The Company continues its `well-capitalized' status; the total risk-based capital ratio was 12.52 percent. Quarter-end shares outstanding totaled 3,944,394.

ABOUT THE COMPANY
Tower Financial Corporation is the bank holding company for Tower Bank & Trust Company, a rapidly growing community bank that opened in February 1999. The only publicly-held bank headquartered in Fort Wayne, Indiana, Tower provides a wide variety of bank and trust services to businesses and consumers located in Northeast Indiana. Tower Financial Corporation's common stock is listed on the Nasdaq National Market under the symbol `TOFC'.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Corporation and the Bank. These forward- looking statements are intended to be covered by the safe-harbor provisions of the Private Securities Reform Act of 1995.

These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Actual results and outcomes may differ materially from what may be expressed or forecasted in the forward-looking statements. Future factors include changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies, trends in customer behavior and their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by the Corporation with the Securities and Exchange Commission and available via EDGAR. These are representative of the future factors that could cause a difference between an ultimate actual outcome and a preceding forward-looking statement. The Corporation undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

Tower Financial Corporation
CONSOLIDATED BALANCE SHEETS
At March 31, 2004, December 31, 2003 and March 31, 2003

                                                               (unaudited)                       (unaudited)
                                                                 MARCH 31       DECEMBER 31        MARCH 31
                                                                   2004             2003             2003
----------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                         $  10,651,335    $  12,708,817    $  15,949,741
Short-term investments and interest-earning deposits                6,831,961        4,017,755        4,165,044
Federal funds sold                                                 10,059,037       11,115,643       19,796,844
                                                             ---------------------------------------------------
     Total cash and cash equivalents                               27,542,333       27,842,215       39,911,629

Securities available for sale, at fair value                       28,287,342       24,324,935       10,055,097
FHLBI and FRB stock                                                 2,346,500        2,332,500        2,057,500
Loans held for sale                                                         -                -        1,259,791

Loans                                                             382,941,007      376,838,578      340,552,525
Allowance for loan losses                                          (5,367,914)      (5,259,273)      (5,078,533)
                                                             ---------------------------------------------------
     Net loans                                                    377,573,093      371,579,305      335,473,992

Premises and equipment, net                                         2,926,534        2,932,580        2,607,635
Accrued interest receivable                                         1,437,950        1,289,370        1,181,242
Other assets                                                        5,940,069        6,168,085        4,833,839
                                                             ---------------------------------------------------

     Total assets                                               $ 446,053,821    $ 436,468,990    $ 397,380,725
                                                             ===================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
   Noninterest-bearing                                          $  48,269,308    $  62,638,230    $  45,381,330
   Interest-bearing                                               322,683,540      300,238,538      288,673,338
                                                             ---------------------------------------------------
     Total deposits                                               370,952,848      362,876,768      334,054,668

Short-term borrowings                                                 500,000        1,060,000        1,060,000
Federal Home Loan Bank advances                                    27,000,000       27,000,000       19,000,000
Junior subordinated debt                                            3,608,000        3,608,000        3,500,000
Accrued interest payable                                              332,994          278,964          270,640
Other liabilities                                                   2,036,585          736,609          274,070
                                                             ---------------------------------------------------
     Total liabilities                                            404,430,427      395,560,341      358,159,378

STOCKHOLDERS' EQUITY
Preferred stock, no par value, 4,000,000 shares authorized;
   no shares issued and outstanding
Common stock and paid-in-capital, no par value, 6,000,000
   shares authorized; issued and outstanding - 3,944,394
   shares at March 31, 2004 and 3,942,519 shares at
   December 31, 2003 and 3,932,194 at March 31, 2003               37,347,861       37,322,694       37,200,981
Retained earnings                                                   4,041,282        3,560,844        1,946,249
Accumulated other comprehensive income, net of tax
   of $156,167 at March 31, 2004 and $16,741 at December 31,
   2003 and $49,412 at March 31, 2003                                 234,251           25,111           74,117
                                                             ---------------------------------------------------
     Total stockholders' equity                                    41,623,394       40,908,649       39,221,347
                                                             ---------------------------------------------------

     Total liabilities and stockholders' equity                 $ 446,053,821    $ 436,468,990    $ 397,380,725
                                                             ===================================================

Tower Financial Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
For the three months ended March 31, 2004 and 2003
(unaudited)

                                                                        FOR THE THREE MONTHS ENDED
                                                                                 MARCH 31,
                                                                   ------------------------------------
                                                                           2004                2003
-------------------------------------------------------------------------------------------------------
INTEREST INCOME:
   Loans, including fees                                                 $ 4,443,650       $ 4,132,426
   Securities - taxable                                                      186,362            85,831
   Securities - tax exempt                                                    89,282            16,710
   Other interest income                                                      29,928            41,975
                                                                   ------------------------------------
     Total interest income                                                 4,749,222         4,276,942
INTEREST EXPENSE:
   Deposits                                                                1,231,220         1,330,746
   Short-term borrowings                                                       3,646             2,969
   FHLB advances                                                             163,731           144,060
   Trust preferred securities                                                 81,180            81,765
                                                                   ------------------------------------
     Total interest expense                                                1,479,777         1,559,540
                                                                   ------------------------------------
Net interest income                                                        3,269,445         2,717,402
PROVISION FOR LOAN LOSSES                                                    500,000           845,000
                                                                   ------------------------------------
Net interest income after provision
   for loan losses                                                         2,769,445         1,872,402
NONINTEREST INCOME:
   Trust fees                                                                406,832           355,960
   Service charges                                                           158,359           149,287
   Loan broker fees                                                           87,764           200,645
   Gain on sale of securities                                                  2,910           190,766
   Other fees                                                                132,569           141,209
                                                                   ------------------------------------
     Total noninterest income                                                788,434         1,037,867
NONINTEREST EXPENSE:
   Salaries and benefits                                                   1,531,697         1,271,715
   Occupancy and equipment                                                   336,664           303,778
   Marketing                                                                 188,650            52,930
   Data processing                                                            88,519            88,879
   Loan and professional costs                                               240,747           169,656
   Office supplies and postage                                                92,250            70,827
   Courier service                                                            71,177            67,834
   Business development                                                       75,130            81,434
   Other expense                                                             181,957           518,545
                                                                   ------------------------------------
     Total noninterest expense                                             2,806,791         2,625,598
                                                                   ------------------------------------

INCOME BEFORE INCOME TAXES                                                   751,088           284,671
Income taxes expense                                                         270,650            99,200
                                                                   ------------------------------------

NET INCOME                                                               $   480,438       $   185,471
                                                                   ====================================

BASIC EARNINGS PER COMMON SHARE                                          $      0.12       $      0.05
DILUTED EARNINGS PER COMMON SHARE                                        $      0.12       $      0.05
Average common shares outstanding                                          3,943,512         3,931,319
Average common shares and dilutive
   potential common shares outstanding                                     4,044,039         4,002,326

Tower Financial Corporation
CONSOLIDATED FINANCIAL HIGHLIGHTS
First Quarter 2004
(unaudited)

                                                                   QUARTERLY                                YEAR-TO-DATE
                                           ---------------------------------------------------------  ------------------------
                                            1ST QTR     4TH QTR     3RD QTR    2ND QTR     1ST QTR
($ in thousands except for share data)        2004       2003        2003        2003        2003        2004         2003
                                           ---------- ----------- ----------- ----------  ----------  -----------  -----------
EARNINGS
   Net interest income                     $    3,269      3,151       3,039       2,858      2,717         3,269       2,717
   Provision for loan loss                 $      500        350         300         690        845           500         845
   NonInterest income                      $      788        754         920         930      1,038           788       1,038
   NonInterest expense                     $    2,807      2,640       2,677       2,410      2,626         2,807       2,626
   Net income                              $      480        570         615         430        185           480         185
   Basic earnings per share                $     0.12       0.14        0.16        0.11       0.05          0.12        0.05
   Diluted earnings per share              $     0.12       0.14        0.16        0.11       0.05          0.12        0.05
   Average shares outstanding               3,943,512  3,937,591   3,932,194   3,932,194  3,931,319     3,943,512   3,931,319
   Average diluted shares outstanding       4,044,039  4,014,224   3,954,794   3,969,399  4,002,326     4,044,039   4,002,326

PERFORMANCE RATIOS
   Return on average assets *                    0.44%      0.52%       0.60%       0.44%      0.20%         0.44%       0.20%
   Return on average common equity *             4.67%      5.57%       6.12%       4.36%      1.90%         4.67%       1.90%
   Net interest margin (fully-tax
        equivalent) *                            3.17%      3.03%       3.06%       3.04%      3.04%         3.17%       3.04%
   Efficiency ratio                             69.19%     67.61%      67.62%      63.62%     69.93%        69.19%      69.93%

CAPITAL
   Average equity to average assets              9.46%      9.38%       9.73%      10.10%     10.50%         9.46%      10.50%
   Tier 1 leverage capital ratio                10.26%     10.26%      10.65%      10.99%     11.35%        10.26%      11.35%
   Tier 1 risk-based capital ratio              11.31%     11.44%      11.38%      11.75%     11.92%        11.31%      11.92%
   Total risk-based capital ratio               12.52%     12.66%      12.63%      13.01%     13.17%        12.52%      13.17%
   Book value per share                    $    10.55      10.38       10.21       10.09       9.97         10.55        9.97

ASSET QUALITY
   Net charge-offs                         $      391        719         185         255        512           391         512
   Net charge-offs to average loans *            0.42%      0.77%       0.20%       0.29%      0.62%         0.42%       0.62%
   Allowance for loan losses               $    5,368      5,259       5,629       5,514      5,079         5,368       5,079
   Allowance for loan losses to total
        loans                                    1.40%      1.40%       1.51%       1.55%      1.49%         1.40%       1.49%
   Nonperforming loans                     $    2,117      1,905       1,625       1,936      1,470         2,117       1,470
   Other real estate owned                 $        -         80          80          80          -             0           0
   Nonperforming loans to total loans            0.55%      0.51%       0.43%       0.54%      0.43%         0.55%       0.43%
   Nonperforming assets to total
        assets                                   0.47%      0.45%       0.40%       0.50%      0.37%         0.47%       0.37%

END OF PERIOD BALANCES
   Total assets                            $  446,054    436,469     428,004     407,010    397,381       446,054     397,381
   Total earning assets                    $  430,466    418,629     410,000     388,593    377,887       430,466     377,887
   Total loans                             $  382,941    376,839     373,960     355,234    340,553       382,941     340,553
   Total deposits                          $  370,953    362,877     363,464     343,049    334,055       370,953     334,055
   Stockholders' equity                    $   41,623     40,909      40,166      39,662     39,221        41,623      39,221

AVERAGE BALANCES
   Total assets                            $  437,385    432,696     409,912     391,830    375,722       437,385     375,722
   Total earning assets                    $  420,517    416,815     395,586     378,783    363,974       420,517     363,974
   Total loans                             $  377,936    372,170     366,453     346,946    333,206       377,936     333,206
   Total deposits                          $  361,113    366,974     345,268     327,676    309,312       361,113     309,312
   Stockholders' equity                    $   41,370     40,568      39,875      39,581     39,451        41,370      39,451

* annualized for quarterly data